UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 8, 2007

                          FIRST MONTAUK FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)




                         COMMISSION FILE NUMBER: 0-6729

           NEW JERSEY                                           22-1737915
           ----------                                           ----------
   (State or other jurisdiction                             (I.R.S. Employer
 of incorporation or organization)                         Identification No.)

                            Parkway 109 Office Center
                             328 Newman Springs Road
                               Red Bank, NJ 07701
              (Address and zip code of principal executive offices)

                                 (732) 842-4700
               (Registrant's telephone number, including area code


CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:


      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01    Other Events

                   The Board of Directors of First Montauk Financial Corp.
             ("First Montauk") declared a dividend of one preferred share purchase right for each outstanding share of our common stock pursuant to a Rights Agreement dated as of August 8, 2007, between First Montauk and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"). The dividend is payable on August 8, 2007 to our shareholders of record on that date ("Record Date"). In addition, our Board of Directors authorized the issuance of one preferred share purchase right for each additional share of common stock that becomes outstanding between August 8, 2007 and the earliest of:

                o the "distribution date", which is the earlier of: (1) the close of business on the tenth (10th) business day (unless further extended by a resolution adopted by a majority of the Continuing Directors of the Board of Directors of the Company as of the close of business on August 9, 2007 (the date of the Company's 2007 Annual Meeting)) after a public announcement that a person has acquired beneficial ownership of 10% or more of our outstanding shares of common stock (the "Requisite Percentage") (or in the case of Edward H. Okun, FMFG Ownership Inc., FMFG Ownership II, Inc. and any of their respective Affiliates and
                        Associates  (collectively,   the  "Okun Parties") and
                        their respective successors and assigns acquired additional shares of our common stock and beneficially own more than an aggregate of 3,300,308 shares of common stock after the Record Date); and (2) a date that our Board of Directors designates following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for outstanding shares of common stock that could result in the offeror becoming the beneficial owner of the Requisite Percentage or more of our outstanding shares of common stock;

                o the date on which the rights expire, which is August 8, 2017; and

                o the date, if any, on which the Board of Directors redeems the preferred share purchase rights.


      Each preferred share purchase right entitles its registered holder to purchase from us one one-hundredth of a share of our Series C Participating Cumulative Preferred Stock, at a price of $2.00 per one one-hundredth of a preferred share, subject to adjustment as described below. The description and terms of the preferred share purchase rights are set forth in the Rights Agreement. A copy of the Rights Agreement is attached hereto as Exhibit 4.1.

      Until the distribution date, the preferred share purchase rights will be evidenced by the certificates for the shares of common stock registered in the names of the holders, rather than by separate certificates. Therefore, until the distribution date, or earlier redemption or expiration of the preferred share purchase rights, the preferred share purchase rights will be transferred with and only with the shares of common stock.

      As soon as possible after the distribution date, separate certificates evidencing the preferred share purchase rights will be delivered to holders of record of the shares of common stock as of the close of business on the distribution date and to each initial record holder of certain shares of common stock originally issued after the distribution date. These separate certificates alone will evidence the preferred share purchase rights from that time forward.


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

      The preferred share purchase rights are not exercisable until the distribution date and will expire on August 8, 2017, unless redeemed or exchanged prior to expiration, as described below.

      To preserve the economic value of the preferred share purchase rights, the number of preferred shares or other securities issuable upon exercise of a preferred share purchase right, the purchase price, the redemption price and the number of preferred share purchase rights associated with each outstanding common share are all subject to adjustment by our Board of Directors.
The Board of Directors may make adjustments in the event of any change in our common or preferred shares, including, for example, changes associated with stock dividends or stock splits, recapitalizations, mergers or consolidations, split-ups, split-offs or spin-offs, or distributions of cash, assets, options, warrants, indebtedness or subscription rights to holders of common or preferred shares.

      If a person acquires beneficial ownership of the Requisite Percentage or more of our outstanding shares of common stock after August 8, 2007 (or in the case of the Okun Parties acquire additional shares of common stock and beneficially own more than 3,300,308 shares of our common stock after the Record
Date), the preferred share purchase rights will entitle each right holder, other than such person or any affiliate or associate of that person, to purchase, for the purchase price, the number of shares of common stock which at the time of the transaction would have a market value of twice the purchase price.

      Any preferred share purchase rights that are at any time beneficially owned by a person who acquired the Requisite Percentage or more of our outstanding shares of common stock, or any affiliate or associate of that person (or in the case of the Okun Parties acquire additional shares of common stock and beneficially own more than 3,300,308 shares of common stock) after the Record Date of August 8, 2007, will be null and void and nontransferable. Furthermore, any holder of any preferred share purchase rights who acquired the Requisite Percentage or more of our shares of common stock (or in the case of the Okun Parties acquired additional shares and beneficially own more than 3,300,308 shares of our common stock) after the Record Date, any affiliate or associate of that holder, or any purported transferee or subsequent holder, will be unable to exercise or transfer the holder's preferred share purchase rights.

      After a person becomes the beneficial owner of the Requisite Percentage or more of our outstanding shares of common stock (or in the case of the Okun Parties acquire additional shares of common stock and beneficially own more than 3,300,308 shares of common stock), but before a person becomes the beneficial owner of more than 50% of our common shares, our Board of Directors may elect to exchange each preferred share purchase right, other than those that have become null and void and nontransferable as described above, for shares of common stock, without payment of the purchase price. The exchange rate in this situation would be one-half of the number of shares of common stock that would otherwise be issuable at that time upon the exercise of one preferred share purchase right.

      After a person becomes the beneficial owner of the Requisite Percentage or more of our outstanding shares of common stock (or in the case of the Okun Parties acquire additional shares of common stock and beneficially own more than 3,300,308 shares of common stock), each of the following events would entitle each holder of a preferred share purchase right (other than a holder of those rights that have become null and void and nontransferable as described above) to purchase, for the purchase price, that number of shares of common stock of another publicly traded corporation which at the time of the event would have a market value of twice the purchase price:


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

        o the acquisition of First Montauk in a merger by that publicly traded corporation;

        o a business combination between First Montauk and that publicly traded corporation; or

        o the sale, lease, exchange or transfer of 50% or more of First Montauk's assets or assets accounting for 50% or more of our net income or revenues, in one or more transactions, to that publicly traded corporation.

      If any one of these events involved an entity that is not publicly traded, each holder of a preferred share purchase right would be entitled to purchase, for the purchase price and at such holder's option:

        o that number of shares of the surviving corporation in the transaction, whether the surviving corporation is First Montauk or the other corporation, which at the time of the transaction would have a book value of twice the purchase price;

        o that number of shares of the ultimate parent entity of the surviving corporation which at the time of the transaction would have a book value of twice the purchase price; or

        o that number of shares of common stock of the acquiring entity's affiliate which has publicly traded shares of common stock, if any, which at the time of the transaction would have a market value of twice the purchase price.


      At any time prior to any person's acquiring beneficial ownership of the Requisite Percentage or more of our outstanding shares of common stock (or in the case of the Okun Parties acquiring additional shares of common stock and beneficially owning more than 3,300,308 shares of common stock), our Board of Directors may redeem the preferred share purchase rights in whole, but not in part. The redemption price of $0.0001 per preferred share purchase right, subject to adjustment as provided in the Rights Agreement, may be paid in cash, shares of common stock or other First Montauk securities deemed by our Board of Directors to be at least equivalent in value.

      At any time prior to any person's or group's acquiring beneficial ownership of the Requisite Percentage or more of our outstanding shares of common stock (or in the case of the Okun Parties acquiring additional shares of common stock and beneficially owning more than 3,300,308 shares of common stock), we may, without the approval of any holder of the preferred share purchase rights, supplement or amend any provision of the Rights Agreement, including the date on which the distribution date or expiration date would occur, the time during which the preferred share purchase rights may be redeemed and the terms of the preferred shares.

      The preferred shares issuable upon exercise of the preferred share purchase rights have the following characteristics:

        o       they are not redeemable;

        o the holders of preferred shares will be entitled to a preferential quarterly dividend payment equal to the greater of (a) $0.01 per share and (b) 100 times the dividend declared per common share, if any;


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

        o the holders of preferred shares will be entitled to a preferential payment per share of all accrued and unpaid dividends and distributions per share, plus 100 times the distribution to be made per common share in the event of the voluntary or involuntary dissolution, liquidation or winding up of First Montauk;

        o the holders of preferred shares will be entitled to 100 votes per share, voting together with the shares of common stock; and

        o the holders of preferred shares will be entitled to receive, per share, 100 times the amount received per common share, in the event of any merger, business combination, consolidation or other transaction in which the shares of common stock are exchanged.


      We may, but are not required to, issue fractional shares that are an integral multiple of one one-hundredth of a preferred share upon the exercise of preferred share purchase rights. In lieu of fractional shares, we may utilize a depository arrangement as provided by the terms of the preferred shares. In the case of fractions other than one one-hundredth of a preferred share or integral multiples thereof, we may make a cash payment based on the market price of such shares.

      Until a preferred share purchase right is exercised, the holder of such right will have no rights as an First Montauk shareholder.

      As of August 8, 2007, there were approximately 13,254,248 shares of common stock outstanding. Each share of common stock outstanding at the close of business on August 8, 2007, will receive one preferred share purchase right. The Board of Directors has reserved sufficient preferred shares for issuance upon exercise of the preferred share purchase rights.

      The preferred share purchase rights are designed to ensure that the Board of Directors has adequate time to consider any proposed acquisition transaction involving First Montauk and to protect First Montauk and its shareholders against any proposed acquisition transaction in which all shareholders are not treated equitably and do not receive fair value for their shares of common stock. The preferred share purchase rights have certain antitakeover effects and will cause substantial dilution to a person that attempts to acquire
First Montauk on terms not approved by our Board of Directors. The preferred share purchase rights should not affect any prospective offeror willing to make an all-cash offer at a full and fair price, or willing to negotiate with our Board of Directors. Similarly, the preferred share purchase rights will not interfere with any merger or other business combination approved by our Board of Directors since the Board of Directors may, at its option, redeem all, but not less than all, of the then outstanding preferred share purchase rights at the redemption price.

      This summary of the preferred share purchase rights is not complete and is qualified in its entirety by reference to the Rights Agreement, which is attached hereto as an exhibit and incorporated into this document by reference. A copy of the Rights Agreement is also available from First Montauk free of charge. A copy of the Rights Agreement has also been filed as an exhibit to our Registration Statement on Form 8-A.







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

Item 9.01    Financial Statements and Exhibits.

(c)          Exhibits

             The following exhibit is filed or furnished herewith:

             4.1 Rights Agreement, dated as of August 8, 2007, among First Montauk Financial Corp. and Continental Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit A the Form of Designation of Series C Participating Cumulative Preferred Stock, as Exhibit B the Form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Shares.

             99.1    Press Release dated August 8, 2007

--------------------------------------------------------------------------------

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                            FIRST MONTAUK FINANCIAL CORP.


                            By: /s/ Victor K. Kurylak
                            ----------------------------------------------------
                            Name:  Victor K. Kurylak
                            Title: President and Chief Executive Officer
                            Date:  August 8, 2007


                                  EXHIBIT INDEX

    Exhibit     Description
    Number

      4.1 Rights Agreement, dated as of August 8, 2007, among First Montauk Financial Corp. and Continental Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit A the Form of Designation of Series C Participating Cumulative Preferred Stock, as Exhibit B the Form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Shares.

      99.1      Press Release dated August 8, 2007






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